UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2008

Date of Report (Date of earliest event reported)

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Van Karman Avenue Suite 1000 Irvine, California	92612-1023
(Address of principal executive offices)	(Zip Code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Thomas Kelly as President and Chief Executive Officer

On February 19, 2008, Thomas Kelly, currently a director of Epicor Software Corporation (“Epicor” or the “Company”), accepted an employment offer by the Company to become President and Chief Executive Officer of Epicor. Following his acceptance, Mr. Kelly, age 55, will no longer be a member of any of the committees of the Company’s Board of Directors, including the Audit Committee. There are no arrangements or understandings between Mr. Kelly and any other persons pursuant to which Mr. Kelly was selected as the President and Chief Executive Officer or as a continuing director. Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Kelly, or members of his immediately family, had or will have a direct or indirect material interest, other than his compensation arrangements described below and the compensation he received as a director.

In connection with his appointment, Mr. Kelly entered into a management retention agreement with the Company on February 19, 2008 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Kelly is entitled to:

•	An annual cash salary of $500,000;

•

An annual cash bonus payment under the Company’s cash bonus plan for key employees to be paid on a fiscal year basis based on a performance plan agreed to between Mr. Kelly and the Board of Directors of the Company. The initial cash bonus plan provides for a target bonus amount equal to 60% of Mr. Kelly’s base salary, or $300,000 (the “Initial Target Bonus”). Payment of 50% of the Initial Target Bonus, or $150,000, will be guaranteed for the 2008 fiscal year and will be paid to Mr. Kelly upon commencing his employment as the President and CEO, subject to the usual and required withholdings. The remaining 50% of the Initial Target Bonus will be subject to the terms and conditions of the initial cash bonus plan for executives to be entered into following the commencement of Mr. Kelly’s employment as the Company’s President and CEO;

•

A grant of 228,000 shares of restricted Company common stock, allocated equally (114,000 shares) to each of the 2008 and 2009 fiscal years (the “Restricted Stock Grant”). The restrictions on the stock shall lift based on achievement of applicable Company performance goals during 2008 and 2009 as determined in accordance with the terms of the Company’s Performance Based Restricted Stock Program (the “Program”) approved by the Company’s Compensation Committee and subject to Mr. Kelly’s continued service to the Company through the 2008 and 2009 performance periods. For the 2008 fiscal year only, all Company performance goals applicable to the 114,000 shares of restricted stock will be deemed achieved at 100% target (equaling 76,000 shares), subject to the Mr. Kelly’s continued service to the Company through the 2008 performance period. The award for the 2009 fiscal year contains no deemed achievement level, The Restricted Stock Grant is also subject to the terms, definitions and provisions of the Company’s 2007Stock Incentive Plan, as may be amended from time to and the restricted stock agreement by and between Executive and the Company;

•

Reimbursement for reasonable rental expense for 6 months incurred by Mr. Kelly in renting a residence in Orange County, California while Mr. Kelly searches for permanent housing, certain travel expenses for Mr. Kelly and his family and moving expenses for Mr. Kelly and his family;

•	Up to $50,000 as reimbursement for membership initial fees to join a golf or country club; and

•

Participate in the Company’s health plan, including the Exec-U-Care plan, and other Company benefit programs including the Company’s 401(k) savings program, Employee Stock Purchase Plan, Section 125 Reimbursement Account, Deferred Compensation Program and the Confidential Employee Assistance Program.

The description of the Company’s form of restricted stock purchase agreement under Item 1.01 of its Form 8-K filed June 21, 2007 and the description of the 2007 Stock Incentive Plan under Item 1.01 of its Form 8-K filed May 29, 2007 are incorporated herein by reference.

Pursuant to the Employment Agreement, in the event of an involuntary termination of Mr. Kelly’s employment, Mr. Kelly is entitled to (subject to signing a separation agreement and release of claims in a form reasonably acceptable to the Company):

•	12 months of base salary as in effect as of the date of the involuntary termination;

•	100% of the Mr. Kelly’s target annual bonus as calculated from the bonus plan in effect at the time of the his involuntary termination; and

•	Reimbursement or payment of group health insurance (medical, dental and vision) under COBRA for 12 months following the involuntary termination.

In the event of an involuntary termination of Mr. Kelly’s employment within 12 months of a change of control, pursuant to the Employment Agreement, Mr. Kelly is entitled to (subject to signing a separation agreement and release of claims in a form reasonably acceptable to the Company):

•	18 months of base salary as in effect as of the date of the involuntary termination;

•	150% of the Mr. Kelly’s target annual bonus as calculated from the bonus plan in effect at the time of the his involuntary termination; and

•	Reimbursement or payment of group health insurance (medical, dental and vision) under COBRA for 18 months following the involuntary termination.

In the event that any of the severance and other benefits provided for in the Employment Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and are subject to the excise tax imposed by Section 4999 of the Code, then Mr. Kelly is also entitled to receive (i) a payment from the Company sufficient to pay such excise tax, and (ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income taxes arising from the payments made by the Company to Mr. Kelley.

The foregoing description of the Employment Agreement contained in this Current Report on Form 8-K does not purport to be complete is qualified in its entirety by reference to the Employment Agreement, which is filed hereto as exhibit 10.1.

Mr. Kelly has been a director of the Company since January 2000 and was, until recently, the Chairman and CEO of MontaVista Software, a provider of Linux and operating systems and tools for electronic systems and devices. Mr. Kelly will remain on the board of directors of MontaVista Software. From September 2004 through December 2005, he was associated with Trident Capital and Morgan Stanley Ventures, private venture capital firms, as an Entrepreneur in Residence. During the period from March through September 2005, Mr. Kelly also held the title of Chief Executive Officer and member of the Board of Directors of Transware Limited (a portfolio company of Trident). Between 1998 and 2004, Mr. Kelly served as Chairman and Chief Executive Officer for Blaze Software, a worldwide provider of rules-based e-business software, which was acquired by Brokat International AG of Germany; and BlueStar Solutions, Inc. (formerly eOnlineInc), an information technology outsourcer with a primary focus on ERP application management services, which was acquired by Affiliated Computer Services. Prior to his roles with Blaze and BlueStar, Mr. Kelly served as a senior executive officer with significant strategic oversight for several high tech publicly-traded companies, including: Cirrus Logic, where Mr. Kelly was Chief Operating Officer; Frame Technology Corp., where Mr. Kelly was Executive Vice President and Chief Financial Officer; and Cadence Design Systems, where he served as Senior Vice President and Chief Financial Officer. He serves on the Board of Regents for Santa Clara University, as well as the Board of FEI Company (NASDAQ: FEIC). Mr. Kelly received his Bachelor of Science degree in Economics from Santa Clara University.

Resignation of L. George Klaus as Chief Executive Officer

L. George Klaus, the Company’s current Chief Executive Officer and Chairman of the Board, has resigned as Chief Executive Officer, effective February 19, 2008. Mr. Klaus will become Executive Chairman of the Board, effective February 19, 2008. In his new role as the Company’s Executive Chairman, Mr. Klaus will remain an employee of the Company and he and the Company will continue to operate under the terms of his amended retention agreement dated March 1, 2007. Information with respect to Mr. Klaus’s retention agreement, as amended, is set forth in the Company’s Form 8-K filed with the SEC on March 6, 2007 under Item 5.02 and is incorporated herein by reference.

Resignation of Mark Duffel as President

On February 19, 2008, the Company also announced the resignation of Mark Duffell, Epicor’s President and Chief Operating Officer. Mr. Duffell has agreed to remain employed by the Company through March 31, 2008 to support the transition of his responsibilities and to support the initial integration activities associated with Epicor’s recent acquisition of NSB Retail Systems. In connection with Mr. Duffell’s resignation, the Company has entered into a letter agreement dated February 19, 2008 with Mr. Duffell (the “Severance Agreement”). Pursuant to the Severance Agreement, after Mr. Duffell leaves the Company on March 31, 2008, he will be entitled to the following (subject to signing a release of claims with the Company):

•	Six months of Mr. Duffell’s base salary, or $220,000, payable on a semi-monthly basis beginning April 1, 2008;

•	50% of Mr. Duffell’s 100% target bonus for fiscal 2008, or $121,000, to be paid on approximately February 15, 2009;

•	Payment of group health insurance (medical, dental and vision) under COBRA for 6 months following March 31, 2008;

•	Accelerated lapsing on March 31, 2008 of the Company’s right to repurchase 30,000 shares of common stock pursuant to restricted stock granted to Mr. Duffel July 19, 2005; and

•	Ability to exercise any vested options for 180 days following March 31, 2008.

The foregoing description of the Severance Agreement contained in this Current Report on Form 8-K does not purport to be complete is qualified in its entirety by reference to the Severance Agreement, which is filed hereto as exhibit 10.2.

Attached to this Current Report, as Exhibit 99.1, is a copy of the news release for Epicor Software Corporation dated February 19, 2007 titled “Thomas Kelly Named President and CEO of Epicor Software; George Klaus Continues as Executive Chairman.”

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Management Retention Agreement between Epicor and Thomas Kelly, dated February 19, 2008

10.2	Letter Agreement between Epicor and Mark Duffell, dated February 19, 2008

99.1	Press Release dated February 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date:	February 22, 2008	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Management Retention Agreement between Epicor and Thomas Kelly, dated February 19, 2008

10.2	Letter Agreement between Epicor and Mark Duffell, dated February 19, 2008

99.1	Press Release dated February 19, 2008